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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2000 relating to the financial statements and financial statement schedules, which appear in Salmon Smith Barney Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP


New York, New York
February 14, 2001